GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

July 26, 2011	GERMAN AMERICAN BANCORP, INC. (GABC)

POSTS RECORD SECOND QUARTER & YEAR-TO-DATE EARNINGS

Jasper, Indiana –July 26, 2011 -- German American Bancorp, Inc. (NASDAQ: GABC) reported today that its second quarter and year-to-date 2011 earnings achieved a record level of performance for the Company.  The Company’s second quarter net income of $4,864,000, or $0.39 per share, exceeded by 5%, on a per share basis, the $4,645,000, or $0.37 per share, recorded in the first quarter of this year, and was approximately 26% higher, on a per share basis, than the $3,408,000, or $0.31 per share that the Company earned in the second quarter of 2010.

On a year-to-date basis, 2011 record reported six-month earnings were $9,509,000, or $0.76 per share, an increase, on a per share basis, of 27% over the $6,659,000, or $0.60 per share, reported in the first six months of 2010.  Both the second quarter and year-to-date 2011 earnings results were inclusive of the acquisition of American Community Bancorp, Inc., and its banking subsidiary, the Bank of Evansville, that occurred as of January 1st of this year.

As compared to the reported results of the first quarter of this year, the Company’s second quarter earnings were positively influenced by a $1.2 million increased level of net interest income.  The current quarter’s net interest income improvement was largely the result of the continued strong growth within the Company’s core deposit base and the deployment of available funds into the Company’s investment securities portfolio.

Other positive contributors to the Company’s record level of performance included a $1.6 million reduction in the level of non-interest expenses in the current quarter as compared to the prior quarter.   Somewhat offsetting this enhanced level of net interest income and reduced operating expenses, the Company’s total non-interest income decreased by approximately $1.6 million during the quarter.  Much of variation in non-interest income and non-interest expenses was attributable to recording of non-recurring revenue and expenses during the first quarter of this year in connection with the acquisition of American Community Bancorp, Inc., and its banking subsidiary, Bank of Evansville.

Mark A. Schroeder, Chairman & CEO of German American, commenting on the Company’s posting of record quarterly and year-to-date financial performance stated, “We are extremely gratified that our business continues to grow and expand throughout our southern Indiana footprint. More and more families, businesses, municipalities, and not-for-profit entities are turning to German American as a source of strength and as a trusted advisor for all their financial needs within banking, insurance, investments, and trust.”

Schroeder, continued, “We are extremely thankful to all of our clients for their willingness to allow us the privilege of serving them.  It is because of their continued support of German American’s unwavering commitment to our local communities and their appreciation of our steadfast adherence to solid banking and management principles that we have been able to consistently deliver superior financial performance, and to do so once again with this quarter’s record earnings.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2011 to shareholders of record as of August 10, 2011.

Balance Sheet Highlights

Total assets for the Company increased by approximately $56.0 million to $1.818 billion as of June 30, 2011 compared with the quarter ended March 31, 2011.  The increase was attributable primarily to an increase in the Company’s core deposit base and corresponding increased levels of loans and securities and other short-term investments.

June 30, 2011 loans outstanding increased approximately $10.9 million, or approximately 4% on an annualized basis, compared with the quarter ended March 31, 2011.

End of Period Loan Balances	06/30/11	03/31/11	$ Change

Commercial & Industrial Loans	$ 293,439	$ 282,681	$ 10,758
Commercial Real Estate Loans	440,704	444,531	(3,827)
Agricultural Loans	152,229	145,136	7,093
Consumer Loans	128,275	127,880	395
Residential Mortgage Loans	93,975	97,479	(3,504)
	$ 1,108,622	$ 1,097,707	$ 10,915

Non-performing assets totaled $19.9 million at June 30, 2011 compared to $22.4 million of non-performing assets at March 31, 2011.  Non-performing assets represented 1.09% of total assets at June 30, 2011 compared to 1.27% at March 31, 2011.  Non-performing loans totaled $17.6 million at June 30, 2011 compared to $18.9 million of non-performing loans at March 31, 2011.  Non-performing loans represented 1.59% of total outstanding loans at June 30, 2011 compared with 1.73% of total loans outstanding at March 31, 2011.

The Company’s allowance for loan losses totaled $14.8 million at June 30, 2011 representing an increase of $607,000 or 17% on an annualized basis from March 31, 2011.  The allowance for loan losses represented 1.34% of period-end loans at June 30, 2011 compared with 1.29% at March 31, 2011.  Under acquisition accounting treatment, loans are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  As of June 30, 2011 the Company held a discount on acquired loans of $7.6 million which includes loans acquired in the American Community acquisition and loans acquired in a branch acquisition completed in the second quarter of 2010.

June 30, 2011 deposits increased $36.3 million to $1.521 billion, or approximately 10% on an annualized basis, compared with March 31, 2011 total deposits.

End of Period Deposit Balances	06/30/11	03/31/11	$ Change

Non-interest-bearing Demand Deposits	$ 248,979	$ 242,159	$ 6,820
IB Demand, Savings, and MMDA Accounts	876,949	849,163	27,786
Time Deposits < $100,000	285,691	291,765	(6,074)
Time Deposits > $100,000 and Brokered Deposits	109,630	101,859	7,771
	$ 1,521,249	$ 1,484,946	$ 36,303

Results of Operations Highlights

Net income for the quarter ended June 30, 2011 totaled $4,864,000 or $0.39 per share, an increase of $219,000 from the first quarter 2011 net income of $4,645,000 or $0.37 per share and an increase of $1,456,000 from the second quarter 2010 net income of $3,408,000 or $0.31 per share.  The results of operations in both the quarter ended June 30, 2011 and March 31, 2011 were inclusive of the operations of American Community Bancorp, Inc. and its banking subsidiary the Bank of Evansville, which was acquired effective January 1, 2011.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended June 30, 2011

	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$86,689	$66	0.30%
Securities	487,038	4,236	3.48%
Loans and Leases	1,107,014	16,506	5.98%
Total Interest Earning Assets	$1,680,741	$20,808	4.96%

Liabilities
Demand Deposit Accounts	$248,055
IB Demand, Savings, and MMDA Accounts	$881,955	$1,239	0.56%
Time Deposits	391,181	2,009	2.06%
FHLB Advances and Other Borrowings	114,290	1,009	3.54%
Total Interest-Bearing Liabilities	$1,387,426	$4,257	1.23%

Cost of Funds			1.01%
Net Interest Income		$16,551
Net Interest Margin			3.95%

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended March 31, 2011

	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$110,226	$65	0.24%
Securities	395,355	3,412	3.45%
Loans and Leases	1,114,310	16,303	5.92%
Total Interest Earning Assets	$1,619,891	$19,780	4.93%

Liabilities
Demand Deposit Accounts	$243,622
IB Demand, Savings, and MMDA Accounts	$804,944	$1,266	0.64%
Time Deposits	400,483	2,127	2.16%
FHLB Advances and Other Borrowings	130,977	1,019	3.16%
Total Interest-Bearing Liabilities	$1,336,404	$4,412	1.34%

Cost of Funds			1.10%
Net Interest Income		$15,368
Net Interest Margin			3.83%

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended June 30, 2010

	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$52,008	$27	0.21%
Securities	274,969	2,852	4.15%
Loans and Leases	901,856	13,264	5.90%
Total Interest Earning Assets	$1,228,833	$16,143	5.27%

Liabilities
Demand Deposit Accounts	$163,227
IB Demand, Savings, and MMDA Accounts	$512,680	$461	0.36%
Time Deposits	353,577	2,225	2.52%
FHLB Advances and Other Borrowings	154,884	1,340	3.47%
Total Interest-Bearing Liabilities	$1,021,141	$4,026	1.58%

Cost of Funds			1.32%
Net Interest Income		$12,117
Net Interest Margin			3.95%

During the quarter ended June 30, 2011, net interest income totaled $16,264,000 representing an increase of $1,157,000 from the quarter ended March 31, 2011 net interest income of $15,107,000 and an increase of $4,349,000 compared with the quarter ended June 30, 2010 net interest income of $11,915,000.  The tax equivalent net interest margin for the quarter ended June 30, 2011 was 3.95% compared to 3.83% in the first quarter 2011 and 3.95% in the second quarter 2010.  The increased net interest income during the second quarter of 2011 compared with the first quarter of 2011 was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base and subsequent investment into the securities portfolio.  The increased net interest income during the second quarter of 2011 compared with the second quarter of 2010 was also driven by a higher level of earning assets driven by both organic core deposit growth and the acquisition of American Community.

During the quarter ended June 30, 2011, non-interest income totaled $4,362,000, a decline of $1,652,000 or 27%, compared with the quarter ended March 31, 2011, and an increase of $571,000, or 15%, compared with the second quarter of 2010.

	Qtr. Ended	Qtr. Ended	Qtr. Ended
Non-interest Income	06/30/11	03/31/11	06/30/10

Trust and Investment Product Fees	$ 495	$ 464	$ 395
Service Charges on Deposit Accounts	1,074	941	1,075
Insurance Revenues	1,290	2,049	1,083
Company Owned Life Insurance	250	353	186
Interchange Fee Income	378	353	292
Other Operating Income	496	400	261
Subtotal	3,983	4,560	3,292
Net Gains on Sales of Loans	379	409	499
Net Gain (Loss) on Securities	-	1,045	-
Total Non-interest Income	$ 4,362	$ 6,014	$ 3,791

Deposit service charges and fees improved by $133,000 or 14% during the quarter ended June 30, 2011 compared with the first quarter of 2011 and remained relatively flat compared with the second quarter of 2010.  Deposit service charges and fees were positively impacted by increased customer utilization of the Company’s overdraft protection plan driven by the increased customer base related to the acquisition of the Bank of Evansville.

Insurance revenues declined 37% during the quarter ended June 30, 2011 compared with the three months ended March 31, 2011 while insurance revenues increased 19% during the second quarter 2011 compared with the second quarter of 2010.  The decline for the second quarter 2011 compared to the first quarter 2011 was largely attributable to annual contingency revenue recognized in the quarter ended March 31, 2011. Contingency revenue totaled $88,000 in the quarter ended June 30, 2011 compared with $784,000 in the first quarter of 2011 and $32,000 in the quarter ended June 30, 2010.

Other operating income increased $96,000 or 24% during the quarter ended June 30, 2011 compared with the first quarter of 2011 and increased $235,000 or 90% compared with the second quarter of 2010.  The increase in the second quarter 2011 compared to both quarterly periods was related to a net gain on sale of other real estate during the second quarter of 2011 compared with a net loss on the sale of other real estate in both the quarter ended March 31, 2011 and June 30, 2010.

The Company realized a net gain on securities of $1,045,000 during the first quarter of 2011 related to the acquisition accounting treatment of the existing equity ownership position the Company held in American Community at the time of acquisition.  No gains or losses on securities were realized in the second quarter of 2011 or 2010.

During the quarter ended June 30, 2011, non-interest expense totaled $12,271,000, a decline of $1,599,000, or 12%, compared with the quarter ended March 31, 2011, and an increase of $2,369,000, or 24%, compared with the second quarter of 2010.  During the second quarter of 2011, acquisition accounting items related to the acquisition of American Community totaled $616,000, including $286,000 of non-recurring expense items.  During the first quarter of 2011, acquisition accounting items related to the acquisition of American Community totaled $1,604,000, including approximately $1,257,000 of non-recurring expense items.

	Qtr. Ended	Qtr. Ended	Qtr. Ended
Non-interest Expense	06/30/11	03/31/11	06/30/10

Salaries and Employee Benefits	$ 6,722	$ 7,401	$ 5,288
Occupancy, Furniture and Equipment Expense	1,841	1,855	1,435
FDIC Premiums	382	514	336
Data Processing Fees	395	1,105	365
Professional Fees	499	605	524
Advertising and Promotion	314	303	273
Intangible Amortization	498	517	247
Other Operating Expenses	1,620	1,570	1,434
Total Non-interest Expense	$ 12,271	$ 13,870	$ 9,902

Salaries and benefits declined $679,000, or approximately 9% during the quarter ended June 30, 2011, compared with the first quarter of 2011 and increased $1,434,000, or approximately 27% compared with the second quarter of 2010.  The decline during the second quarter of 2011 compared with the first quarter of 2011 was primarily in connection with one-time costs associated with the American Community acquisition during the first quarter of 2011.  The increase during the quarter ended June 30, 2011, compared with the second quarter of 2010 was primarily attributable to an increased staff size related to the acquisition of American Community.

The increase in occupancy, furniture and equipment expense during the second quarter compared with the second quarter 2010 was also primarily related to the acquisition and the costs associated with three additional branch locations.  The Company’s FDIC deposit insurance assessments decreased 26% in the second quarter of 2011 compared with the first quarter of 2011 and increased 14% compared with the second quarter of 2010.  The decrease during second quarter of 2011 compared with the first quarter of 2011 was attributable to changes in the deposit insurance assessment calculation which became effective in the second quarter 2011 related to the Dodd Frank Act.  The increase during the second quarter 2011 compared with the second quarter 2010 was largely related to the increase in the size of the Company deposit base and corresponding increase in the size of the Company’s balance sheet resulting from the acquisition of American Community and to a lesser degree an increased level of deposits resulting from core organic deposit growth unrelated to the acquisition.

Data processing fees declined $710,000 or 64% during the second quarter 2011 compared with the quarter ended March 31, 2011.  The decrease was largely related to running the Company’s existing core processing system and the Bank of Evansville’s core processing system during the first quarter of 2011 and other merger related costs associated with the acquisition of American Community.  The customers of the Bank of Evansville were moved to the Company’s core processing system during April 2011.

Intangible amortization increased $251,000 or 102% during the second quarter of 2011 compared with the second quarter of 2010.  The increase was primarily related to amortization of core deposit intangible resulting from the acquisition of American Community.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 33 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of the Company’s business and the consistency of its financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2011	2011	2010

ASSETS
Cash and Due from Banks	$28,105	$25,606	$17,110
Short-term Investments	79,668	48,665	19,399
Interest-bearing Time Deposits with Banks	8,360	10,372	-
Investment Securities	486,830	472,449	300,441

Loans Held-for-Sale	6,097	2,862	10,768

Loans, Net of Unearned Income	1,106,747	1,096,123	912,938
Allowance for Loan Losses	(14,780)	(14,173)	(10,813)
Net Loans	1,091,967	1,081,950	902,125

Stock in FHLB and Other Restricted Stock	8,340	9,863	10,621
Premises and Equipment	35,949	35,550	26,182
Goodwill and Other Intangible Assets	24,457	24,955	12,891
Other Assets	47,899	49,367	41,391
TOTAL ASSETS	$1,817,672	$1,761,639	$1,340,928

LIABILITIES
Non-interest-bearing Demand Deposits	$248,979	$242,159	$166,922
Interest-bearing Demand, Savings, and
Money Market Accounts	876,949	849,163	522,438
Time Deposits	395,321	393,624	360,496
Total Deposits	1,521,249	1,484,946	1,049,856

Borrowings	119,257	110,750	157,861
Other Liabilities	17,083	14,609	13,054
TOTAL LIABILITIES	1,657,589	1,610,305	1,220,771

SHAREHOLDERS' EQUITY
Common Stock and Surplus	107,293	107,127	80,125
Retained Earnings	42,220	39,119	32,595
Accumulated Other Comprehensive Income	10,570	5,088	7,437
TOTAL SHAREHOLDERS' EQUITY	160,083	151,334	120,157

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,817,672	$1,761,639	$1,340,928

END OF PERIOD SHARES OUTSTANDING	12,593,222	12,590,304	11,104,918

BOOK VALUE PER SHARE	$12.71	$12.02	$10.82

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

INTEREST INCOME
Interest and Fees on Loans	$16,446	$16,241	$13,194	$32,687	$26,033
Interest on Short-term Investments and Time Deposits	66	65	27	131	36
Interest and Dividends on Investment Securities	4,009	3,213	2,720	7,222	5,455
TOTAL INTEREST INCOME	20,521	19,519	15,941	40,040	31,524

INTEREST EXPENSE
Interest on Deposits	3,248	3,393	2,686	6,641	5,298
Interest on Borrowings	1,009	1,019	1,340	2,028	2,662
TOTAL INTEREST EXPENSE	4,257	4,412	4,026	8,669	7,960

NET INTEREST INCOME	16,264	15,107	11,915	31,371	23,564
Provision for Loan Losses	1,300	1,300	1,000	2,600	2,500
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	14,964	13,807	10,915	28,771	21,064

NON-INTEREST INCOME
Net Gain on Sales of Loans	379	409	499	788	817
Net Gain (Loss) on Securities	-	1,045	-	1,045	-
Other Non-interest Income	3,983	4,560	3,292	8,543	7,553
TOTAL NON-INTEREST INCOME	4,362	6,014	3,791	10,376	8,370

NON-INTEREST EXPENSE
Salaries and Benefits	6,722	7,401	5,288	14,123	10,837
Other Non-interest Expenses	5,549	6,469	4,614	12,018	9,331
TOTAL NON-INTEREST EXPENSE	12,271	13,870	9,902	26,141	20,168

Income before Income Taxes	7,055	5,951	4,804	13,006	9,266
Income Tax Expense	2,191	1,306	1,396	3,497	2,607

NET INCOME	$4,864	$4,645	$3,408	$9,509	$6,659

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.39	$0.37	$0.31	$0.76	$0.60

WEIGHTED AVERAGE SHARES OUTSTANDING	12,592,324	12,546,310	11,103,095	12,546,310	11,092,447
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,597,879	12,554,876	11,108,160	12,552,531	11,097,343

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2011	2011	2010	2011	2010
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.08%	1.06%	1.04%	1.07%	1.04%
	Annualized Return on Average Equity	12.62%	11.91%	11.57%	12.26%	11.43%
	Net Interest Margin	3.95%	3.83%	3.95%	3.89%	4.02%
	Efficiency Ratio (1)	58.67%	64.87%	62.24%	61.81%	62.36%
	Net Overhead Expense to Average Earning Assets (2)	1.88%	1.94%	1.99%	1.91%	1.97%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.25%	0.16%	0.40%	0.20%	0.61%
	Allowance for Loan Losses to Period End Loans	1.34%	1.29%	1.18%
	Non-performing Assets to Period End Assets	1.09%	1.27%	0.79%
	Non-performing Loans to Period End Loans	1.59%	1.73%	0.96%
	Loans 30-89 Days Past Due to Period End Loans	0.43%	0.46%	0.86%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$1,803,334	$ 1,750,042	$ 1,314,847	$ 1,776,829	$ 1,284,043
	Average Earning Assets	$1,680,741	$ 1,619,891	$ 1,228,833	$ 1,650,484	$ 1,198,429
	Average Total Loans	$1,107,014	$ 1,114,310	$ 901,856	$ 1,110,642	$ 889,810
	Average Demand Deposits	$248,055	$ 243,622	$ 163,227	$ 245,851	$ 158,748
	Average Interest Bearing Liabilities	$1,387,426	$ 1,336,404	$ 1,021,141	$ 1,362,056	$ 995,738
	Average Equity	$154,168	$ 156,059	$ 117,801	$ 155,108	$ 116,525

	Period End Non-performing Assets (3)	$19,902	$ 22,377	$ 10,629
	Period End Non-performing Loans (4)	$17,585	$ 18,943	$ 8,807
	Period End Loans 30-89 Days Past Due (5)	$4,728	$ 5,015	$ 7,866

	Tax Equivalent Net Interest Income	$16,551	$ 15,368	$ 12,117	$ 31,919	$ 23,973
	Net Charge-offs during Period	$693	$ 444	$ 900	$ 1,137	$ 2,703

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.